                                                                  Exhibit 3.1(i)


                               STATE OF DELAWARE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           FIRST COASTAL CORPORATION

     First Coastal Corporation, a corporation organized on August 15, 1986 under the name of "Suffield Financial Corporation" and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the Board of Directors of the Corporation at a meeting of the Board of Directors duly called and held on December 20, 1995 approved and adopted in accordance with the requirements of Section 245 of the Delaware General Corporation Law ("DGCL"), the following resolution with respect to the approval and adoption of the Restated Certificate of Incorporation of the Corporation (the "Restated Certificate"), which Restated Certificate only restates and integrates and does not further amend the provisions of the Corporation's certificate of incorporation as theretofore amended or supplemented, and that there is no discrepancy between those provisions and the provisions of the Restated Certificate except as otherwise permitted by Section 245(c) of the DGCL:

     RESOLVED, that the proposed Restated Certificate of Incorporation of the Corporation (the "Restated Certificate") as herein set forth, which Restated Certificate restates and integrates but does not further amend the certificate of incorporation of the Corporation, as theretofore amended or supplemented in accordance with the DGCL, hereby is approved and adopted in accordance with and pursuant to Section 245 of the DGCL:

     ARTICLE 1.  CORPORATE TITLE.  The name of the corporation is First Coastal
                 ---------------
Corporation (the "Corporation").

     ARTICLE 2.  DURATION.  The duration of the Corporation is perpetual.
                 --------

     ARTICLE 3.  PURPOSE.  The purpose or purposes for which the Corporation is
                 -------
organized are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     ARTICLE 4.  CAPITAL STOCK.  The total number of shares of all classes of
                 -------------
the capital stock which the Corporation has authority to issue is seven million seven hundred thousand (7,700,000), of which six million seven hundred thousand (6,700,000) shall be common stock, par value $1.00 per share, amounting in the aggregate to six million seven hundred thousand dollars ($6,700,000), and one million (1,000,000) shall be serial preferred stock, par value $1.00 per share, amounting in the aggregate to one million dollars ($1,000,000). The shares may be issued by the Corporation from time to time as approved by its Board of Directors without the approval of its shareholders. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of the shares of the Corporation. The

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consideration for the shares shall be in cash, services actually performed for the Corporation, personal property, real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the Board of Directors of the Corporation, shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable.

     Nothing contained in this Article 4 (or in any resolution or resolutions adopted by the Board of Directors pursuant hereto) shall entitle the holders of any class or series of capital stock to more than one vote per share.

     A description of the different classes and series of the Corporation's capital stock and a statement of the designations, and the powers, preferences and rights, and the qualifications, limitations and restrictions of the shares of each class of and series of capital stock are as follows:

     A.  Common Stock.  Except as provided in this Article 4 (or in any
         ------------
resolution or resolutions adopted by the Board of Directors pursuant hereto), the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, including the election of directors. There shall be no cumulative voting rights in the election of directors.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when as declared by the Board of Directors.

     In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of any class having preferences over the common stock in the event of liquidation, dissolution or winding up of the full preferential amounts of which they are respectively entitled, the holders of the common stock, and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall be entitled after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

     Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

     B.  Serial Preferred Stock.  Except as provided in this Article 4, the
         ----------------------
Board of Directors of the Corporation is authorized by resolution or resolutions from time to time adopted and by filing a certificate pursuant to the applicable law of the

                                      -2-
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State of Delaware, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the grant of authority contained in the preceding sentence, the Board of Directors is authorized to determine any or all of the following, and the shares of each series may vary from the shares of any other series in any or all of the following respects:

     (a) The distinctive serial designation and the number of shares constituting such series;

     (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

     (c) The voting powers, full or limited, if any, of shares of such series;

     (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

     (e) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

     (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so, convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (h) The price or other consideration for which the shares of such series shall be issued; and

     (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of preferred stock.

                                      -3-
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     Dividends on outstanding shares of preferred stock shall be paid, or declared and set apart for payment, before any dividends shall be paid or declared and set apart for payment on the common stock with respect to the same dividend period.

     If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of preferred stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     ARTICLE 5.  PREEMPTIVE RIGHTS.  Holders of the capital stock of the
                 -----------------
Corporation shall not be entitled to preemptive rights with respect to any shares or other securities of the Corporation which may be issued or any securities convertible into any such shares, including, without limitation, warrants, subscription rights and options to acquire shares.

     ARTICLE 6.  DIRECTORS.  The Corporation shall be under the direction of a
                 ---------
Board of Directors. The number of directors shall be as set forth in the Corporation's Bylaws. The Board of Directors shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, that the directors in each class shall be as nearly equal in number as possible; provided, further, that no decrease in the number of directors shall affect the term of any director then in office.

     The classification shall be such that the term of one class shall expire each succeeding year. The Corporation's Board of Directors shall initially be divided into three classes named Class I, Class II and Class III. The terms, classifications, qualifications and election of the Board of Directors and the filling of vacancies thereon shall be as provided herein and in the Bylaws.

     The persons serving as members of the executive committee of the Board of Directors of Suffield Savings Bank (the "Bank") on the date of incorporation of the Corporation shall be designated the initial Board of Directors of the Corporation and each such director shall continue to serve as a director of the Corporation for the remainder of his or her term as a director of the Bank and until their successors are elected and qualified.

     Subject to the foregoing, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to

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hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified.

     Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled for the unexpired term by the concurring vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

     No director may be removed except for cause and then only by an affirmative vote of at least two-thirds of the total votes eligible to be voted by shareholders at a duly constituted meeting of shareholders called for such purpose. At least 30 days prior to such meeting of shareholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting.

     No director shall be personally liable to the Corporation or its shareholders for monetary damages for breach of a fiduciary duty as a director other than liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any payment of a dividend or approval of a stock repurchase that is illegal under (S) 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     ARTICLE 7.  BYLAWS.  The Board of Directors or the shareholders may from
                 ------
time to time adopt, alter, amend or repeal the Bylaws of the Corporation. Such action by the Board of Directors shall require the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the Board of Directors called expressly for such purpose. Such action by the shareholders shall require the affirmative vote of at least two-thirds of the total votes eligible to be voted at a duly constituted meeting of shareholders called expressly for such purpose.

     ARTICLE 8.  SPECIAL MEETINGS.  Special meetings of shareholders may be
                 ----------------
called at any time but only by the Chairman of the Board or the President of the Corporation or by the Board of Directors of the Corporation.

     ARTICLE 9.  REGISTERED OFFICE.  The street address of the Corporation's
                 -----------------
initial registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of its initial registered agent at such address is The Corporation Trust Company.

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     ARTICLE 10.  APPROVAL FOR ACQUISITIONS OF CONTROL AND OFFERS TO ACQUIRE
                  ----------------------------------------------------------
                  CONTROL.
                  -------

                  Subsection 1.  Three-Year Restrictions on
                  ------------   Acquisitions of Control and Offers
                                 to Acquire Control.

     For a period of three years from the date of consummation of the conversion of the Bank to a Connecticut capital stock savings bank, no Person shall acquire Control of the Corporation, or make any Offer to acquire Control of the Corporation, unless such acquisition or Offer has received the prior approval of both the Banking Commissioner of the State of Connecticut and the Board of Directors of the Corporation. The terms "Person," "Control" and "Offer" as used in this Article 10 are defined in Subsection 5 hereof.

                  Subsection 2.  Shareholder Vote and Regulatory
                  ------------   Approval Required for
                                 Acquisition of Control at any
                                 Time.

     No Person shall acquire Control of the Corporation at any time, unless such acquisition of Control has been approved prior to its consummation by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Voting Stock (as defined in Subsection 5 hereof) at a duly constituted meeting of shareholders called for such purpose; provided, however, that this provision shall not apply if such acquisition of Control has been approved by at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors called for such purpose. In addition, no Person shall acquire Control of the Corporation at any time without obtaining prior thereto all regulatory approvals required under applicable federal and state statutes and in the manner provided by all applicable regulations adopted thereunder. In the event that Control is acquired without obtaining all such regulatory approvals, such acquisition shall constitute a violation of this Article 10 and the Corporation shall be entitled to institute a private right of action to enforce such statutory and regulatory provisions.

                  Subsection 3.  Excess Shares.
                  ------------

     In the event that Control of the Corporation is acquired in violation of this Article 10, all shares of Voting Stock owned by the Person so acquiring Control in excess of the number of shares the beneficial ownership of which is deemed under Subsection 5 hereof to confer Control of the Corporation shall be considered from and after the date of their acquisition by such Person to be "excess shares" for purposes of this Article 10. Such excess shares shall thereafter no longer (i) be entitled to vote on any matter, (ii) be entitled to take other shareholder action, (iii) be entitled to be counted in determining the total number of outstanding shares for purposes of any matter involving shareholder action, or (iv) be transferable, except with the approval of the Board of Directors or by an independent trustee appointed by the Board of Directors for the purpose of having such excess shares sold on the open market or otherwise. The proceeds from the sale by the trustee of such excess shares shall be paid (i) first, to the trustee in an amount equal to the trustee's reasonable fees and expenses, (ii) second, to the "beneficial owner" (as defined in Article 12, Subsection 3, paragraph C hereof) of such excess shares in an amount up to such owner's federal income tax basis in such excess shares, and (iii) third, to the Corporation as to any remaining balance.

                  Subsection 4.  Approval Required for Offers to
                  ------------   Acquire Control after Three
                                 Years.

     After three years from the date of consummation of the conversion of the Bank to a Connecticut capital stock savings bank, no Person shall make any Offer to acquire Control of the Corporation, if the common stock is then traded on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System, unless such Person has received prior approval to make such Offer by complying with either of the following procedures:

     1. The Offer shall have been approved by the Board of Directors of the Corporation, or

     2.  The Person proposing to make such Offer shall have:

         (a)   obtained all required federal and state regulatory approvals;

and

         (b) furnished to the Board of Directors of the Corporation, concurrently with such Person's filing thereof with federal and state regulatory authorities, a complete copy of all notices, submissions and documents (including all exhibits thereto) and other information filed by such Person pursuant to applicable federal and state law and regulations.

               Subsection 5.  Certain Definitions.
               ------------

     For purposes of this Article 10:

     A. "Control" means the sole or shared power to vote or to direct the voting of, or to dispose or to direct the disposition of, 10 percent or more of the Voting Stock; provided, that the solicitation, holding and voting of proxies obtained by the Board of Directors of the Corporation pursuant to a solicitation under Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall not constitute "Control."

     B. "Group Acting in Concert" includes Persons seeking to combine or pool their voting or other interests in the Voting Stock for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement,

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whether written or otherwise; provided, that a "Group Acting in Concert" shall not include the Board of Directors of the Corporation in its solicitation, holding and voting of proxies obtained by it pursuant to a solicitation under Regulation 14A of the General Rules and Regulations under the Exchange Act.

     C. "Offer" means every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tender of, Voting Stock.

     D. "Person" means any individual, firm, corporation or other entity including a Group Acting in Concert.

     E. "Voting Stock" means the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

                  Subsection 6.  Inapplicability to Public Offering.
                  ------------

     This Article 10 shall not apply to the purchase of securities of the Corporation by underwriters in connection with a public offering of such securities.

     ARTICLE 11.  CRITERIA FOR EVALUATING CERTAIN OFFERS.  The Board of
                  --------------------------------------
Directors of the Corporation, when evaluating any offer to (i) make a tender or exchange offer for the common stock of the Corporation, (ii) merge or consolidate the Corporation with another institution, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation the economic effects of acceptance of such offer on (a) depositors, borrowers and employees of the insured bank or institution subsidiary or subsidiaries of the Corporation, and on the communities in which such subsidiary or subsidiaries operate or are located and (b) the ability of such subsidiary or subsidiaries to fulfill the objectives of an insured institution under applicable federal and state statutes and regulations.

     ARTICLE 12.  CERTAIN BUSINESS COMBINATIONS.
                  -----------------------------

     The votes of shareholders and directors required to approve any Business Combination shall be as set forth in this Article 12. The term "Business Combination" is used as defined in Subsection 1 of this Article 12. All other capitalized terms not otherwise defined in this Article 12 or elsewhere in this Certificate of Incorporation are used as defined in Subsection 3 of this Article 12.

                  Subsection 1.  Vote Required for Certain
                  ------------   Business Combinations.

     A.  Higher Vote for Certain Business Combinations.  In addition to any
         ---------------------------------------------
affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in Subsection 2 of this Article 12:

          (i) any merger, consolidation or share exchange of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after the merger, consolidation or share exchange would be, an Affiliate or Associate (as those terms are hereinafter defined) of such Interested Shareholder; or

          (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition other than in the usual and regular course of business (in one transaction or a series of transactions in any twelve-month period) to or with any Interested Shareholder or any Affiliate or Associate of such Interested Shareholder, other than the Corporation or any of its Subsidiaries, of any assets of the Corporation or any Subsidiary having, measured at the time the transaction or transactions are approved by the Board of Directors of the Corporation, an aggregate book value as of the end of the Corporation's most recent fiscal quarter of five percent or more of the total Market Value (as hereinafter defined) of the outstanding shares of the Corporation or of its net worth as of the end of its most recent fiscal quarter; or

          (iii) any purchase, exchange, lease or other acquisition by the Corporation or any Subsidiary involving more than five percent of the assets or business of an Interested Shareholder or any Affiliate or Associate of an Interested Shareholder; or

          (iv) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any equity securities of the Corporation or any Subsidiary having an aggregate Market Value of five percent or more of the total Market Value of the outstanding shares of the Corporation to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, other than the Corporation or any of its Subsidiaries, except pursuant to the exercise of warrants, rights or options to subscribe for or purchase securities offered, issued or granted pro rata to all holders of the Voting Stock (as hereinafter defined) of the Corporation or any other method affording substantially proportionate treatment to the holders of Voting Stock; or

          (v) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or any Subsidiary proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of such Interested Shareholder, other than the Corporation or any of its Subsidiaries; or

          (vi) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing the proportionate amount of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, other than the Corporation or any of its Subsidiaries;

shall be approved by affirmative vote of the holders of at least 80 percent of the total number of outstanding shares of Voting Stock. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

     B.  Definition of "Business Combination."  The term "Business Combination"
         -----------------------------------
as used in this Article 12 shall mean any transaction which is referred to in any one or more of clauses (i) through (vi) of paragraph A of this Subsection 1.

                  Subsection 2.  When Higher Vote Is Not
                  ------------   Required.

     The provisions of Subsection 1 of this Article 12 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if all of the conditions specified in either paragraph A or paragraph B of this Subsection 2 are met:

     A.  Approval by Continuing Directors.  The Business Combination shall have
         --------------------------------
been approved by a majority of the Continuing Directors (as hereinafter defined) then in office at a duly constituted meeting of the Board of Directors of the Corporation called for such purpose.

     B.  Price and Procedure Requirements.  All of the following conditions
         --------------------------------
shall have been met:

          (i) The aggregate amount of the cash and the Market Value as of the Valuation Date (as hereinafter defined) of the Business Combination of consideration other than cash to be received per share by holders of common stock in such Business Combination shall be at least equal to the highest of the following:

              (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of common stock acquired by it
     (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; or

              (b) the Market Value per share of common stock of the same class or series on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article 12 as the "Determination Date"), whichever is higher; or

              (c) the price per share equal to the Market Value per share of common stock of the same class or series determined pursuant to subdivision
     (i)(b) hereof, multiplied by the fraction of (1) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of common stock of the same class or series acquired by it within the two-year period immediately prior to the Announcement Date, over (2) the Market Value per share of common stock of the same class or series on the first day in such two-year period on which the Interested Shareholder acquired shares of common stock.

          (ii) The aggregate amount of the cash and the Market Value as of the Valuation Date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock, other than common stock, shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

              (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class or series of Voting Stock acquired by it: (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; or

              (b) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

              (c) the Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; or

              (d) the price per share equal to the Market Value per share of such class or series of stock determined pursuant to subdivision (ii)(c) hereof multiplied by the fraction of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of any class or series of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date over (2) the Market Value per share of the same class or series of Voting Stock on the first day in such two-year period on which the Interested Shareholder acquired any shares of the same class or series of Voting Stock.

          (iii) The consideration to be received by holders of a particular class or series of outstanding Voting Stock shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class or series of Voting Stock. If the Interested Shareholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it.

          (iv) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:
     (a) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock of the Corporation; (b) there shall have been
     (1) no reduction in the annual rate of dividends paid on any class or series of the capital stock of the Corporation (except as necessary to reflect any stock split, stock dividend or subdivision of the capital stock), and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of capital stock; and
     (c) such Interested Shareholder shall have not become the Beneficial Owner (as hereinafter defined) of any additional shares of capital stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder or by virtue of proportionate stock splits or stock dividends.

          The provisions of subdivisions (iv)(a) and (iv)(b) of this Subsection 2 do not apply if the Interested Shareholder or any Affiliate or Associate of the Interested Shareholder voted as a director of the Corporation in a manner inconsistent with such subdivisions, and the Interested Shareholder, within ten days after any act or failure to act inconsistent with such subdivisions, notifies the Board of Directors of the Corporation in writing that the Interested Shareholder disapproves thereof and requests in good faith that the Board of Directors rectify such act or failure to act.

          (v) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any of its Subsidiaries (whether in anticipation of or in connection with such Business Combination or otherwise).

          (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the Corporation at least 20 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

                  Subsection 3.  Certain Definitions.
                  ------------

     For the purposes of this Article 12:

     A. "Person" shall mean any individual, firm or corporation, partnership, association, joint stock company, trust, unincorporated organization, group acting in concert or other entity.

     B. "Interested Shareholder" shall mean any Person (other than the Corporation or any Subsidiary) who or which:

          (i) is the Beneficial Owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding Voting Stock; or

          (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding Voting Stock.

     C.  "Beneficial Owner," when used with respect to any Voting Stock, means a
Person:

          (i) that, individually or with any of its Affiliates or Associates, beneficially owns Voting Stock directly or indirectly; or

          (ii) that, individually or with any of its Affiliates or Associates, has (a) the right to acquire Voting Stock (whether such right is exercisable immediately or only after passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; (b) the right to vote or direct the voting of Voting Stock pursuant to any agreement, arrangement or understanding; or (c) the right to dispose of or to direct the disposition of Voting Stock pursuant to any agreement, arrangement or understanding; or

          (iii) that, individually or with any of its Affiliates or Associates, has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Voting Stock with any other person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such shares of Voting Stock.

     D. For the purposes of determining whether a Person is an Interested Shareholder pursuant to paragraph B of this Subsection 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Subsection 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     E. "Affiliate" means a Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a specified person.

     F. "Associate" when used to indicate a relationship with any Person, means: (1) any domestic or foreign corporation or organization, other than the Corporation or a Subsidiary of the Corporation, of which such Person is an officer, director or partner or is, directly or indirectly, the Beneficial Owner of ten percent or more of any class of equity securities; (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar fiduciary capacity; and (3) any relative or spouse of such Person, or any relative of such spouse who has the same home as such Person or who is a director or officer of the Corporation or any of its Affiliates.

     G. "Subsidiary" means any corporation of which Voting Stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by the Corporation.

     H. "Continuing Director" means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Shareholder and was a member of the Board of Directors of the Corporation prior to the time that the Interested Shareholder (including any Affiliate or Associate of such Interested Shareholder) became an Interested Shareholder, and any successor of a Continuing

Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors of the Corporation.

     I.  "Market Value" means:

         (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the composite tape for New York Stock Exchange-listed stocks, or, if such stock is not quoted on the composite tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors of the Corporation in good faith; and

         (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Board of Directors of the Corporation in good faith.

     J. "Valuation Date" means: (A) For a Business Combination voted on by shareholders, the later of the day prior to the date of the shareholders' vote or the date twenty days prior to the consummation of the Business Combination; and (B) for a Business Combination not voted upon by the shareholders, the date of the consummation of the Business Combination.

     K. "Voting Stock" means the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

     L. In the event of any Business Combination in which the Corporation is the surviving corporation, the phrase "consideration other than cash to be received" as used in paragraphs B(i) and B(ii) of Subsection 2 of this Article 12 shall include the shares of common stock and/or the shares of any other class or series of outstanding Voting Stock retained by the holders of such shares.

                  Subsection 4.  Powers of the Board of Directors.
                  ------------

     A majority of the Continuing Directors then in office shall have the power and duty to determine for the purposes of this Article 12, on the basis of information known to them after reasonable inquiry, all of the terms and provisions of this Article 12 including, without limitation, (A) whether a Person is an Interested Shareholder, (B) the number of shares of Voting Stock beneficially owned by any

Person, (C) whether a Person is an Affiliate or Associate of another, (D) whether the assets that are the subject of a Business Combination represent more than five percent of the assets or business of the Interested Shareholder or any Affiliate or Associate of an Interested Shareholder, (E) whether an action is with, proposed by, or on behalf of an Interested Shareholder or an Affiliate or an Associate thereof, and (F) whether the requirements of paragraph B of Section 2 have been met with respect to any Business Combination; and the good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article 12.

                  Subsection 5.  No Effect on Fiduciary
                  ------------   Obligations of Interested
                                 Shareholders.

     Nothing contained in this Article 12 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

     ARTICLE 13.  ANTI-GREENMAIL.  Any direct or indirect purchase or other
                  --------------
acquisition by the Corporation of any Voting Stock (as defined in Article 12 hereof) from any Significant Shareholder (as hereinafter defined) who has been the Beneficial Owner (as defined in Article 12 hereof) of such Voting Stock for less than two years prior to the date of such purchase or other acquisition shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the total number of outstanding shares of Voting Stock, excluding in calculating such affirmative vote and the total number of outstanding shares all Voting Stock beneficially owned by such Significant Shareholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise, but no such affirmative vote shall be required
(i) with respect to any purchase or other acquisition of Voting Stock made as part of a tender or exchange offer by the Corporation to purchase Voting Stock on the same terms from all holders of the same class of Voting Stock and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder or (ii) with respect to any purchase of Voting Stock, where the Board of Directors has determined that the purchase price per share of the Voting Stock does not exceed the fair market value of the Voting Stock. Such fair market value shall be calculated on the basis of the average closing price or the mean of the bid and ask prices of a share of Voting Stock for the 20 trading days immediately preceding the date of the execution of a definitive agreement to purchase the Voting Stock from a Significant Shareholder.

     For the purposes of this Article 13, "Significant Shareholder" shall mean any person (other than the Corporation or any Subsidiary (as defined in Article 12 hereof)) who or which is the Beneficial Owner, directly or indirectly, of five percent or more of the voting power of the outstanding Voting Stock.

     ARTICLE 14.  SHAREHOLDER ACTION.  Any action required or permitted to be
                  ------------------
taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders, unless such consent is unanimous.

     Except as provided in Article 12, any merger or consolidation involving the Corporation shall, as a condition to its effectiveness, be approved by the affirmative vote of at least two-thirds of the issued and outstanding shares of each class of capital stock.

     ARTICLE 15.  AMENDMENT OF CERTIFICATE OF INCORPORATION.  Except as set
                  -----------------------------------------
forth in this Article 15 or as otherwise specifically required by law, no amendment of any provision of this Certificate of Incorporation shall be made unless such amendment has been first proposed by the Board of Directors of the Corporation upon the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the Board of Directors called for such purpose and thereafter approved by the shareholders of the Corporation by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a duly called annual or special meeting; provided, however, that if such amendment is to the provisions set forth in this clause of
Article 15 or in Article 6, 7, 8, 10, 11, 13 or 14 hereof, such amendment must be approved by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon rather than a majority; provided, further, that if such amendment is to the provisions set forth in this clause of Article 15 or in Article 12 hereof, such amendment must be approved by the affirmative vote of the holders of at least 80 percent of the shares entitled to vote thereon rather than a majority.

     IN WITNESS WHEREOF, First Coastal Corporation has caused this Certificate to be signed by Gregory T. Caswell, its President and Chief Executive Officer, and attested to by Dennis D. Byrd, its Treasurer, this 2nd day of January, 1996.

                              FIRST COASTAL CORPORATION



                              By:   /s/ Gregory T. Caswell
                                    -------------------------------------
                                    Gregory T. Caswell
                                    President and Chief Executive Officer

ATTEST:


By: /s/ Dennis D. Byrd
   --------------------
   Dennis D. Byrd
   Treasurer

                            CERTIFICATE OF AMENDMENT
                                       of
                     RESTATED CERTIFICATE OF INCORPORATION
                                       of
                           FIRST COASTAL CORPORATION


          First Coastal Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the

"Corporation"), DOES HEREBY CERTIFY:

          FIRST: This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and was approved by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon.

          SECOND: The Restated Certificate of Incorporation of the Corporation hereby is amended (a) to delete the caption of Article 10 in its entirety and to replace it with a new caption of Article 10 to read in its entirety as follows:
"APPROVAL FOR CERTAIN STOCK ACQUISITIONS AND OFFERS TO ACQUIRE STOCK AND
 -----------------------------------------------------------------------
ACQUISITIONS OF CONTROL AND OFFERS TO ACQUIRE CONTROL"; and (b) to delete
-----------------------------------------------------
Subsection 1 of Article 10 in its entirety and to replace it with a new Subsection 1 of Article 10 to read in its entirety as follows:

                  "Subsection 1.  Three-Year Restriction on Certain
                   ------------
                   Acquisitions and Offers to Acquire Voting Stock

              In addition to and not in limitation of the provisions of Subsections 2 through 6 of this Article 10 and except as otherwise provided by this Subsection 1, for a period of three years from the Effective Date, no Person shall become, or make any Offer to become, a Beneficial Owner of 5% or more of the Voting Stock of the Corporation (a "Prohibited 5% Owner") without the prior approval of the Board of Directors of the Corporation. A Person who is a Beneficial Owner of 5% or more of the Voting Stock of the Corporation on the Effective Date (an "Existing 5% Owner") shall not be deemed to be a Prohibited 5% Owner in violation of this Subsection 1 solely as a result of such status; provided, however, that if after the Effective Date, any
                  --------  -------
          Existing 5% Owner shall become, or make any Offer to become, at any time the Beneficial Owner of any additional shares of Voting Stock of the Corporation, then such Person shall be deemed to be a Prohibited 5% Owner if, following the acquisition of such additional shares, such Existing 5% Owner is or will be the Beneficial Owner of 5% or more of the Voting Stock of the Corporation.

              No Person shall become a Prohibited 5% Owner as the result of an acquisition of shares of Voting Stock by the Corporation which, by reducing the number of shares of Voting Stock of the Corporation outstanding, increases the proportionate number of shares of Voting Stock beneficially owned by such Person to 5% or more of the shares of Voting Stock of the Corporation then outstanding; provided, however,
                                                            --------  -------
          that if a Person shall become a Beneficial Owner of 5% or more of the Voting Stock of the Corporation then outstanding by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the Beneficial Owner of any additional shares of Voting Stock of the Corporation, then such Person shall be deemed to be a Prohibited 5% Owner if such Person is then the Beneficial Owner of 5% or more of the Voting Stock then outstanding.

              In the event that any Person becomes a Prohibited 5% Owner in violation of this Article 10, such number of the shares of Voting Stock of which such Person is the Beneficial Owner, in excess of the number of shares of Voting Stock of which such Person might be the Beneficial Owner without becoming a Prohibited 5% Owner, shall be considered from and after the date such Person becomes a Prohibited 5% Owner to be "excess shares" for purposes of this Subsection 1. Such excess shares shall thereafter no longer (i) be entitled to vote on any matter, (ii) be entitled to take other shareholder action, (iii) be entitled to be counted in determining the total number of outstanding shares for purposes of any matter involving shareholder action, or (iv) be transferable, except with the approval of the Board of Directors or by an independent trustee appointed by the Board of Directors for the purpose of having such excess shares sold on the open market or otherwise. The proceeds from the sale by the trustee of such excess shares shall be paid (i) first, to the trustee in an amount equal to the trustee's reasonable fees and expenses, (ii) second, to the Beneficial Owner of such excess shares in an amount up to such owner's federal income tax basis in such excess shares, and
          (iii) third, to the Corporation as to any remaining balance.

              If the Board of Directors of the Corporation determines in good faith that a Person who would otherwise be a Prohibited 5% Owner, as defined pursuant to the foregoing provisions, has inadvertently become a Prohibited 5% Owner and such Person ceases to be the Beneficial Owner and disposes of a sufficient number of shares of Voting Stock within the time fixed by the Board of Directors incident to the foregoing determination, so that such Person would no longer be a Prohibited 5% Owner, pending and upon such disposition of shares of Voting Stock, such Person shall not be deemed a Prohibited 5% Owner for purposes of this Subsection 1 unless and until such Person shall subsequently become a Prohibited 5% Owner.

              For purposes of this Subsection 1, the term "Effective Date" shall mean June 11, 1996, and the term "Beneficial Owner" shall have the meaning ascribed to such term in Article 12, Subsection 3.C. hereof. For purposes of this Article 10, the terms "Control," "Offer," "Person" and "Voting Stock" shall have the meanings ascribed to such terms in Subsection 5 of this Article 10."

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by Gregory T. Caswell, its President and Chief Executive Officer, and attested to by Dennis D. Byrd, its Treasurer, on this 11th day of June, 1996.

                              FIRST COASTAL CORPORATION



                              By:/s/ Gregory T. Caswell
                                 -------------------------------------
                                 Gregory T. Caswell
                                 President and Chief Executive Officer

ATTEST:



By:/s/ Dennis D. Byrd
   ------------------
  Dennis D. Byrd
  Treasurer

                  CERTIFICATE OF DESIGNATION, PREFERENCES AND
                                   RIGHTS OF
                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                           FIRST COASTAL CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware


          I, Gregory T. Caswell, President and Chief Executive Officer, of First Coastal Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of
Section 103 thereof, DO HEREBY CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation, as amended, of the said Corporation, the said Board of Directors on February 25, 1998 adopted the following resolution creating a series of 200,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board") in accordance with the provisions of its Restated Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting rights or powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

          Section 1.  Designation and Amount.  The shares of such series, par
                      ----------------------
value $1.00 per share, shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Junior Participating Preferred Stock.

          Section 2.  Dividends and Distributions.
                      ---------------------------

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of April, July, October and January, in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $.10 or (b) subject to the provision for adjustment hereinafter set forth, 10 times the aggregate per share amount of all cash dividends, and 10 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of common stock, par value $1.00 per share, of the Corporation (the "Common Stock"), or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after February 25, 1998 (the "Rights Declaration Date") (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.10 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date set for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which event such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 50 days prior to the date fixed for the payment thereof.

          Section 3.  Voting Rights.  The holders of shares of Series A Junior
                      -------------
Participating Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event; provided that in no event shall each share of Series A Junior Participating Preferred Stock entitle the holder thereof to more than one vote on all matters submitted to a vote of the stockholders of the Corporation.

          (B) Except as otherwise provided by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of

Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4.  Certain Restrictions.
                      --------------------

          (A) Whenever dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are not paid, thereafter and until such dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends on, or make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock; or

          (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable in proportion to the total amounts to which the holders of all such shares are then entitled; or

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5.   Reacquired Shares.  Any shares of Series A Junior
                       -----------------
Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          Section 6.  Liquidation, Dissolution or Winding Up.
                      --------------------------------------

          (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $500.00 per share, plus any unpaid dividends and distributions payable thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 10 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) immediately above being referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one

(1) with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7.  Consolidation, Merger, etc.  In case the Corporation shall
                      ---------------------------
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8.  Redemption.  The outstanding shares of Series A Junior
                      ----------
Participating Preferred Stock may be redeemed as a whole, but not in part, at any time, or from time to time, at the option of the Board, at a cash price per share equal to 105 percent of (i) the product of the Adjustment Number times the Average Market Value (as such term is hereinafter defined) of the Common Stock, plus (ii) all dividends which on the redemption date are payable on the shares to be redeemed and have not been paid or declared, and a sum sufficient for the payment thereof set apart, without interest. The "Average Market Value" is the average of the closing sale prices of the Common Stock during the 30 day period immediately preceding the date before the redemption date on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing sale prices with respect to a share of Common Stock during such 30 day period, as quoted on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value of the Common Stock as determined by the Board in good faith.

          Section 9.  Ranking.  Notwithstanding anything contained herein to the
                      -------
contrary, the Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to voting rights, the payment of dividends and the distribution of assets in liquidation, unless the terms of any such series shall provide otherwise.

          Section 10.  Amendment. The Restated Certificate of Incorporation, as
                       ---------
amended, of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

          Section 11.  Fractional Shares.  Series A Junior Participating
                       -----------------
Preferred Stock may be issued in fractions of a share which shall entitle the holders, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

          IN WITNESS WHEREOF, I have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 25th day of February, 1998.

                                 FIRST COASTAL CORPORATION


                                 By:/s/ Gregory T. Caswell
                                    ----------------------
                                    Gregory T.Caswell
                                    President and Chief Executive
                                    Officer



Attest:


By:/s/ Dennis D. Byrd
   --------------------
    Dennis D. Byrd
    Treasurer